SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K
                                CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 31, 1996
                                                  -------------------

                                  PRAB, INC.
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            (Exact name of registrant as specified in its charter)

            Michigan                0-10187                    38-1654849
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 (State or other jurisdiction)    (Commission                (IRS Employer
      or incorporation)           File Number)             Identification No.)

5944 E. Kilgore Road, Kalamazoo, Michigan                             49003
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code   (616) 382-8200
                                                    -----------------

Item 1.        Changes in Control of Registrant.

        Management of the Company believes the events described below constitute a change in control of the Company. It is unclear to management which person or persons acquired control of the Company as a result of such events.

        On October 31, 1996, the Company purchased from the State of Michigan Retirement Systems ("SMRS") the following shares of the Company's stock:
600,000 shares of non-convertible preferred stock for a purchase price of $300,000, plus accrued unpaid dividends; 1,633,333 shares of convertible preferred stock at a price of $1.35 per share; and 1,013,770 shares of common stock at a price of $1.35 per share (collectively the "Repurchased Shares"). The aggregate purchase price of $3,897,589.05 (including accrued dividends) for the Repurchased Shares was paid in cash by the Company on October 31, 1996. The purchase prices for the Repurchased Shares were determined by negotiations between the Company and SMRS.

        Prior to the Company's purchase of the Repurchased Shares, SMRS beneficially owned 66% of the common stock of the Company. After sale of the Repurchased Shares, SMRS beneficially owned 17% of the common stock of the Company.

        To finance the purchase of the Repurchased Shares, the Company borrowed: (i) $2,704,000 from FMB-Arcadia Bank pursuant to a $1,800,000 term note bearing interest at the Bank's prime rate plus 1/2% per annum and payable in 20 quarter annual installments of $90,000 each plus interest and a revolving line of credit in the maximum amount of $1,670,000 bearing interest at the Bank's prime rate plus 1/2% per annum and payable in monthly installments of interest only with all principal due on March 31, 1997; and
(ii) $680,000 from certain management personnel and other persons pursuant to Subordinated Capital Notes (the "Subordinated Capital Notes"). The Company used cash on hand of $513,589.05 to pay the balance of the purchase prices for the Repurchased Shares.

        The Subordinated Capital Notes in the aggregate principal amount of $680,000 provide for interest at the rate of 12% per annum payable in quarter annual installments commencing January 31, 1997 and for payment of all principal on October 31, 2001. Payment of the Subordinated Capital Notes has been subordinated to payment of: (i) the Company's debt to FMB-Arcadia Bank pursuant to certain Subordination Agreements executed by the payees of the Subordinated Capital Notes in favor of such bank; and (ii) all indebtedness and obligations of the Company pursuant to the terms of the Subordinated Capital Notes. In consideration of the loans evidenced by the Subordinated Capital Notes, the payees of such Notes were issued warrants by the Company to purchase an aggregate of 123,249 shares of the common stock of the Company for nominal value. All of such warrants were exercised on October 31, 1996. The following chart sets forth the names of the lenders holding the Subordinated Capital Notes, the principal amount borrowed by the Company from each such lender, and the number of shares of common stock issued



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to each such lender pursuant to his exercise of the warrants issued in connection with the Subordinated Capital Notes:

    Name              Amount Loaned       Number of Shares
    ----              -------------       ----------------
Gary Herder            $  77,500               14,047
Robert Meyer              40,000                7,250
Robert Klinge             25,000                4,531
Joseph Durlach            15,000                2,719
Eric Brown, Jr.           53,250                9,651
William Blunt            117,000               21,206
David Blunt              117,000               21,206
John Garside             118,250               21,433
Richard Leet             117,000               21,206

        As a result of the Company's purchase of the Repurchased Shares: the Company's long-term debt increased from $ 0 to $2,342,000; total stockholders' equity decreased by approximately $4,008,000; the number of outstanding shares of common stock decreased from 2,647,860 shares to 1,757,339 shares; cash decreased by $720,000 (including the payment of certain expenses arising from the purchase of the Repurchased Shares); the Company anticipates that its annual interest expense will increase by approximately $360,000; and during fiscal year 1997, the Company intends to repay approximately $1,000,000 of the indebtedness borrowed from FMB-Arcadia Bank to purchase the Repurchased Shares (which $1,000,000 will include the $360,000 of scheduled principal payments on the Company's long-term debt to FMB-Arcadia Bank), assuming that sufficient cash flow is available to the Company.

        In connection with the purchase of the Repurchased Shares: the Company's Profit Sharing Plan purchased 52,897 shares of the Company's common stock from SMRS at a price of $1.35 per share; John J. Wallace, Chairman of the Board of the Company and the beneficial owner of 356,424 shares of the outstanding common stock of the Company entered into a Standstill Agreement with SMRS pursuant to which Mr. Wallace agreed not to sell any of the Company's common stock for a period of three (3) years; and Gary A. Herder, President of the Company and certain other senior management personnel entered into Standstill Agreements with SMRS providing for such persons to refrain from exercising any stock options granted to them by the Company for a period of three (3) years.

Item 7.        Financial Statements and Exhibits.

        (a)    Financial statements - none

        (b)    Proforma financial information - none

        (c)    Exhibits




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





        Exhibit No.      Description of Exhibit
        -----------      ----------------------

        4a $77,500 Subordinated Capital Note dated October 31, 1996 from the Company to Gary
                         A. Herder (except for varying principal
                         amounts, the terms of Mr. Herder's
                         Subordinated Capital Note are identical to the terms of all other Subordinated Capital Notes issued by the Company in the aggregate principal amount of $680,000 on October 31,
                         1996).

        4b               $1,800,000 Commercial Term Note
                         dated October 31, 1996 from the
                         Company to FMB-Arcadia Bank.

        4c               Security Agreement with Addendum dated
                         October 31, 1996 from the Company to
                         FMB-Arcadia Bank.

        4d               Future Advance Mortgage dated
                         October 30, 1992 from the Company
                         to FMB-Arcadia Bank (formerly
                         known as Arcadia Bank), together
                         with Amendment to Mortgage dated
                         October 31, 1996.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 1996                            PRAB, INC.



                                                   By:     /s/ Gary A. Herder
                                                          -------------------
                                                          Gary A. Herder
                                                   Its:   President






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


                                 EXHIBIT INDEX


        Exhibit No.        Description of Exhibit
        -----------        ----------------------


        4a $77,500 Subordinated Capital Note dated October 31, 1996 from the Company to Gary
                           A. Herder (except for varying principal
                           amounts, the terms of Mr. Herder's
                           Subordinated Capital Note are identical to the terms of all other Subordinated Capital Notes issued by the Company in the aggregate principal amount of $680,000 on October 31,
                           1996).

        4b                 $1,800,000 Commercial Term Note
                           dated October 31, 1996 from the
                           Company to FMB-Arcadia Bank.

        4c                 Security Agreement with Addendum dated
                           October 31, 1996 from the Company to
                           FMB-Arcadia Bank.

        4d Future Advance Mortgage dated October 30, 1992 from the Company to FMB-Arcadia Bank (formerly known as Arcadia Bank), together with Amendment to Mortgage dated October 31, 1996.





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